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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  February 12, 1997

               AmeriCredit Automobile Receivables Trust 1996-C
            (Exact Name of Registrant as specified in its charter)

        United States                  33-98620                 88-0359494
        -------------                  --------                 ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                         c/o AmeriCredit Financial
                               Services, Inc.
                         Attention: Daniel E. Berce
                              200 Bailey Avenue
                           Fort Worth, TX  76107
                           (Address of Principal
                             Executive Office)

                              (817) 332-7000
                         Registrant's phone number

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Item 5.  Other Events

       Information relating to distributions to Note and Certificate holders for the January, 1997, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

         Exhibit No.           Exhibit
         -----------           -------
             1.                Servicer's Certificate for the January, 1997
                               Collection Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1996-C

By: AmeriCredit Financial Services, Inc., as Servicer


/s/ Daniel E. Berce
    Daniel E. Berce
    Executive Vice President,
    Chief Financial Officer
    and Treasurer


February 12, 1997

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                                 EXHIBIT INDEX

Exhibit
-------

   1. Servicer's Certificate for the January, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.